Exhibit 4.2
EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 30, 2007, by and among Health Benefits Direct Corporation, a Delaware corporation (the “Company”), and the investors signatory hereto (each a “Investor” and collectively, the “Investors”).
          This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Investors (the “Purchase Agreement”).
          In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors hereby agree as follows, with the intent to be legally bound hereby:
     1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:
          “Common Stock” means the common stock, par value $0.001 per share, of the Company.
          “Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a), 2(b) or 2(c) of this Agreement is first declared effective by the Commission.
          “Effectiveness Date” means: (a) with respect to the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities the 90th calendar day after the Pricing Date (or the 150th calendar day after the Pricing Date in the event that such Registration Statement is subject to review by the Commission) and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b) or 2(c) hereof, the 90th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section (or the 150th calendar day after such date in the event that such Registration Statement is subject to review by the Commission).
          “Effectiveness Period” shall have the meaning set forth in Section 2(a).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Filing Date” means, with respect to the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities, within 30 days following the later of (i) the date the Company is initially required to file its Form 10-KSB for the fiscal year ended December 31, 2006 with the Commission (without any extensions), or (ii) the Pricing Date.

          “Holder” or “Holders” means an Investor or Investors (as the case may be), or any transferee or assignee of any Registrable Securities, to whom an Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with the Purchase Agreement and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with the Purchase Agreement.
          “Indemnified Party” shall have the meaning set forth in Section 5(c).
          “Indemnifying Party” shall have the meaning set forth in Section 5(c).
          “Losses” shall have the meaning set forth in Section 5(a).
          “Pricing Date” means the date of this Agreement.
          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
          “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
          “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.
          “Registrable Securities” means (i) the Shares, (ii) the Warrant Shares and (iii) any securities issued or issuable with respect to the securities referenced in (i) or (ii) above, including, without limitation, as a result of any stock dividend, stock split or other distribution, recapitalization, merger, consolidation, reorganization, exchange or similar event or otherwise (without regard to any limitations on exercises of the Warrants).
          “Registration Statement” means the initial registration statement required to be filed under the Securities Act in accordance with Section 2(a) and any additional registration statement(s) required to be filed under Sections 2(b) or 2(c), including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

          “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shares” means the shares of Common Stock issued or issuable to the Investors by the Company pursuant to the Purchase Agreement.
          “Warrants” means the Common Stock purchase warrants issued or issuable to the Investors pursuant to the Purchase Agreement.
          “Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants.
     2. Registration.
          (a) As soon as reasonably practicable, but in no event later than the Filing Date, the Company shall prepare and file with the Commission a Registration Statement on Form SB-2 covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable but, in any event, no later than the Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date which is two years after the date that the Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (the “Effectiveness Period”).
          (b) If for any reason the Commission does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a), or for any other reason any Registrable Securities are not permitted by the Commission to be included on a Registration Statement filed under this Agreement, then the Company shall prepare and file as soon as possible after the date on which the Commission shall indicate as being the first date or time that such filing may be made, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis at the market pursuant to Rule 415 or otherwise as may be acceptable to a Holder whose Registrable Securities were not registered for resale. Each such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its reasonable best efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement effective under the Securities Act during the entire Effectiveness Period.
          (c) If at any time during the Effectiveness Period, less than 95% of the then Registrable Securities are then registered on a Registration Statement(s), then the Company shall file as soon as reasonably practicable, but in any event not later than 30 days after less than 95% of the Registrable Securities are then registered on a Registration Statement, subject to any restrictions imposed by Rule 415, an additional Registration Statement covering the resale by the Holders of not less than 100% of the number of then Registrable Securities. The calculation set forth in the foregoing sentence shall be made without regard to any limitation on the exercise of the Warrants and such calculation shall assume that the Warrants are then exercisable for shares of Common Stock at the then prevailing applicable Exercise Price (as defined in the Warrants).
          (d) If: (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby is not filed by the Company with the Commission on or prior to the Filing Date (or the applicable filing date if the Registration Statement is not the initial Registration Statement required to be filed under Section 2(a)), (ii) a Registration Statement is not declared effective by the Commission on or prior to its required Effectiveness Date (it being understood that if the Company shall not have filed a “final” prospectus for the Registration Statement with the SEC under Rule 424(b) in accordance with Section 2(g) below (whether or not such a prospectus is technically required by such rule), the Company shall not be deemed to have satisfied this clause (ii)), (iii) the Company fails to file a request for the acceleration of the Effectiveness Date of the applicable Registration Statement as required by Section 3(c), (iv) there is a suspension or delisting of the Company’s Common Stock (or the Company fails to timely list all the Registrable Securities) on its principal trading market or exchange, (v) after its Effective Date, other than during an Allowable Grace Period (as defined below), such Registration Statement ceases to be effective and available for use by the Holders as to any Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for up to no more than 3 consecutive Trading Days (or 20 Trading Days in any 12 month period in the aggregate) (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i)-(iv), on the date on which such Event occurs, or for purposes of clause (v), the date on which the Allowable Grace Period or other specified period is exceeded, being referred to as “Event Date”), then, in addition to any other rights available to the Holders under this Agreement or under applicable law: (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as partial damages and not as a penalty, equal to 1.5% of the aggregate Investment Amount paid by such Holder pursuant to the Purchase Agreement; and (y) on each 30-day anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial damages and not as a penalty, equal to 1.5% of the aggregate Investment Amount paid by such Holder pursuant to the Purchase Agreement. The partial damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding the foregoing, in no event shall the partial damages under this Section 2(d) exceed an amount equal to 20% of the aggregate Investment Amounts.
          (e) Notwithstanding anything to the contrary contained in this Agreement, in the event the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company, or in any other manner, such that the Staff or the Commission do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to each Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Holders until such time as the Staff and the Commission shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Holder) unless the inclusion of shares by a particular Holder or a particular set of Holders are resulting in the Staff or the Commission’s “by or on behalf of the Company” offering position, in which event the shares held by such Holder or set of Holders shall be the only shares subject to reduction (and if by a set of Holders on a pro rata basis by such Holders or on such other basis as would result in the exclusion of the least number of shares by all such Holders). In addition, in the event that the Staff or the Commission requires any Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Staff or the Commission does not require such identification or until such Holder accepts such identification and the manner thereof. Any reduction pursuant to this paragraph will first reduce all Registrable Securities other than those issued pursuant to the Purchase Agreement and in the event of any reduction pursuant to this paragraph, no Holder shall have any claim against the Company as a result of such reduction and any Event or other delay or breach of this Agreement occurring primarily due to such action by the Staff or the Commission and any such relating reduction shall not require the Company to pay any partial damages pursuant to Section 2(d) hereof or otherwise provide the basis for any claim by any Holder against the Company pursuant to the Transaction Documents (it being understood that the foregoing does not constitute a waiver of Section 3.2(f) of the Securities Purchase Agreement by any Holder or the obligations of the Company under this paragraph and elsewhere in relation thereto). In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Holder shall have the right to require, upon delivery of a written request to the Company signed by the Holder, the Company to file a registration statement within 30 days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the Commission) for re-sale by such Holder in a manner acceptable to such Holder, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until such time as: (i) all Registrable Securities held by such Holder have been registered pursuant to an effective Registration Statement in a manner acceptable to such Holder or (ii) the Registrable Securities may be resold by such Holder without restriction (including volume limitations) pursuant to Rule

144(k) of the Securities Act (taking account of any Staff position with respect to “affiliate” status) or (iii) the Holder agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to Holder as to all Registrable Securities held by such Holder and that have not theretofore been included in a Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by a Holder multiple times and with respect to limited amounts of Registrable Securities in order to permit the re-sale thereof by such Holder as contemplated above).
          (f) In the event that Form SB-2 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall use reasonable best efforts to (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form SB-2 as soon as such form is available, provided that the Company shall use reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form SB-2 covering the Registrable Securities has been declared effective by the Commission. In the event the Company becomes eligible to register the Registrable Securities on Form S-3, the Company shall use reasonable best efforts to promptly register the Registrable Securities on Form S-3, provided that the Company shall use reasonable best efforts to maintain the effectiveness of the Registration Statement(s) then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.
          (g) By 5:30 p.m. on the Trading Day immediately following the Effective Date of each Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.
     3. Registration Procedures
          In connection with the Company’s registration obligations hereunder, the Company shall:
          (a) Not less than five (5) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (except for any amendment or supplement thereto related to the filing of an Annual Report on Form 10-K (or 10-KSB), Quarterly Reports on Form 10-Q (or 10-QSB), Current Reports on Form 8-K, and any similar or successor reports), the Company shall furnish to the Holders copies of such document, as proposed to be filed in substantially final form. The Company shall (A) permit each Holder to review and comment upon (i) each Registration Statement at least five (5) Trading Days prior to its filing with the Commission, provided that such comments are received by the Company no later than three (3) Trading Days after providing such Registration Statement for review, and (ii) all amendments and supplements to all Registration Statements (except for any amendment or supplement thereto related to the filing of an Annual Report on Form 10-K (or 10-KSB), Quarterly Reports on Form 10-Q (or 10-QSB), Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the Commission, provided that such comments are received by the Company no later than three (3) Trading Days after providing such amendment or supplement for review, and (B) shall consider all such reasonable comments in good faith.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but would not result in the disclosure to the Holders of material, non-public information concerning the Company or any of its subsidiaries; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q (or Form 10-QSB) or Form 10-K (or Form 10-KSB) or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed, if practicable. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.
          (c) Notify the Holders Counsel (which may occur electronically and any other notifications or documents required to be provided to a Holder or any other party hereunder may be provided electronically pursuant to the notice provisions contained herein) as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one three (3) Trading Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed or is filed; (B) when the Commission notifies the Company whether there will be a “review” of a Registration Statement or post-effective amendment and whenever the Commission comments in writing on such Registration Statement or post-effective amendment (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders, but not information which the Company believes in good faith would constitute material, non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as a Selling Stockholder or to the Plan of Distribution; (iii) of the issuance by the Commission of any stop order or other suspension of the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall submit to the Commission, within two (2) Trading Days after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or the Commission or that such Staff has no further comments on a particular Registration Statement (as the case may be); provided that the financial information included in such Registration Statement meets all applicable SEC requirements.
          (d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other suspension of the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable moment and each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
          (e) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.
          (f) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time and such other documents as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
          (g) Prior to any resale of Registrable Securities, use its reasonable best efforts to (i) register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of those specific jurisdictions within the United States which the Holders may reasonably request from time to time in writing to the Company, (ii) keep each such registration or qualification (or exemption therefrom)

effective during the Effectiveness Period and (iii) do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject. The Company shall promptly notify each Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or Blue Sky laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.
          (h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.
          (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (j) Each Holder agrees to furnish to the Company a completed Selling Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any partial or other damages under Section 2(d) hereof to such Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least five (5) Trading Days prior to the Filing Date).
          (k) If requested by a Holder, the Company shall as soon as practicable after receipt of notice from such Holder and subject to Section 3(p) hereof, use reasonable best efforts to (i) incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities.
          (l) The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

          (m) The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder. Within one (1) Trading Day after a Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission in a customary form.
          (p) Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(p), at any time after the Effective Date of the initial Registration Statement required to be filed hereunder pursuant to Section 2(a), the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith determination of the Board of Directors of the Company, in the best interest of the Company and is not, in the opinion of Board of Directors of the Company, after consultation with the Company’s counsel, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holders) and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided that no Grace Period shall exceed thirty (30) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period must be at least two (2) Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”); provided further, that no Allowable Grace Period may exist during the first thirty (30) Trading Days after the Effective Date of the initial Registration Statement required to be filed hereunder pursuant to Section 2(a). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice. Notwithstanding anything to the contrary contained in this Section 3(p), the Company shall cause its transfer agent to deliver shares of Common Stock to a transferee of a Holder in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (to the extent required under applicable securities laws), prior to such Holder’s receipt of the notice of a Grace Period and for which such Holder has not yet settled.
     4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses

(including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.
     5. Indemnification.
          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members, employees, agents and representatives of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and officers, directors, agents, investment advisors, partners, members, employees, agents and representatives of each such controlling Person (each an “Indemnified Person”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, judgments, fines, penalties, charges, amounts paid in settlement, costs and expenses, joint or several, (including, without limitation, reasonable out-of-pocket costs of preparation and reasonable attorneys’ fees and expenses) (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto, in any preliminary prospectus or in any filing made in connection with the qualification of the offering under the securities or other Blue Sky laws of any jurisdiction in which Registrable Securities are offered, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected and no grounds for such Loss would have existed; or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any

other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemni fied Person and shall survive the transfer of any of the Registrable Securities by any of the Holders.
          (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act to the extent applicable or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected and no grounds for such Loss would have existed. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The indemnity agreement contained in this Section 5(b) and the agreement with respect to contribution contained in Section 5(d) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the applicable Holder, which consent shall not be unreasonably withheld or delayed.
          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with any negotiation or defense of any such action or Losses by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or Losses. The Indemnifying Party shall keep the Indemnified Party reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
          All reasonable out-of-pocket fees and expenses of the Indemnified Party (including reasonable out-of-pocket fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
          No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

          The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to pursuant to the law.
          (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable out-of-pocket attorneys’ fees or expenses or other reasonable out-of-pocket fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay, or would otherwise be required to pay under Section 5(b), by reason of such untrue or alleged untrue statement or omission or alleged omission; (ii) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 5 hereof and (iii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation.
          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     6. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees to use reasonable best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;
          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
          (c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.
     7. Miscellaneous.
          (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement (without the obligation to post a bond or any other type of security). The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
          (b) No Piggyback on Registrations. Except as set forth on Schedule 7(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement required to be filed hereunder other than the Registrable Securities, provided that no securities set forth on Schedule 7(b) may be included in a Registration Statement if including any such securities would adversely affect any of the Holders. The Company shall not after the date hereof until the initial Effective Date enter into any agreement providing any such right to any of its security holders.
          (c) Compliance. Each Holder covenants and agrees that it will comply with any prospectus delivery requirements of the Securities Act as applicable to it and otherwise comply with all applicable securities laws in connection with sales of Registrable Securities pursuant to the Registration Statement.
          (d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such

Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Notwithstanding anything to the contrary in this Section 7(d), the Company shall cause its transfer agent to deliver shares of Common Stock to a transferee of a Holder in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (to the extent required under applicable securities laws) prior to such Holder’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(c)(ii)-(v).
          (e) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holders of no less than a majority of the outstanding Registrable Securities; provided that any party shall have the right to provide a waiver with regard to itself. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
          (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing or via e-mail and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile telephone number or e-mail address, as applicable, specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile telephone number or e-mail address, as applicable, specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service (with next day delivery specified), or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Health Benefits Direct Corporation
150 N. Radnor-Chester Road, Radnor, PA 19087
Facsimile: (484) 654-2223
Attn: Chief Financial Officer

With copies to:	Health Benefits Direct Corporation
150 N. Radnor-Chester Road, Radnor, PA 19087
Facsimile: (484) 654-2223
Attn: Vice President and General Counsel

Morgan, Lewis & Bockius LLP
1701 Market Street, Philadelphia, PA 19103
Facsimile: (215) 963-5001
Attn: James W. McKenzie, Jr., Esq.

If to an Investor:	To the address, e-mail address or facsimile number set forth under such Investor’s name on the signature pages hereof;

If to any other Person who is then the registered Holder:

To the address, e-mail address or facsimile number of such Holder as it appears in the stock transfer books of the Company or such other address, e-mail address or facsimile number as may be designated hereafter, in the same manner, by such Person.
          (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.
          (h) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof. Each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
          (i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Wilmington, State of Delaware, (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
          (j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
          (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
          (l) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (m) Entire Agreement. This Agreement, the other Transaction Documents (as defined in the Purchase Agreement), the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
          (n) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement or any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any of the other the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder.
          (o) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.
          (p) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Persons referred to in Section 5 hereof.
          (q) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
[signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

HEALTH BENEFITS DIRECT CORPORATION

By:
Name:
Title:
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF INVESTORS TO FOLLOW]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

[INVESTOR]

By:
Name:
Title:

Address for Notice:

Facsimile No.:

*E-mail:
Attn:

By providing an e-mail address, the party listed above hereby consents to electronic delivery of the documents and notices required to be delivered pursuant to this Agreement.

Annex A
Plan of Distribution
          We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus.
          The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

          The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
          In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
          The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
          The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
          The selling shareholders might be, and any broker-dealers that act in connection with the sale of securities will be, deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals will be deemed to be underwriting discounts or commissions under the Securities Act.
          To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

          In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
          We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act, to the extent applicable, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, to the extent applicable. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
          We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
          We have agreed with the selling stockholders to keep the registration statement that includes this prospectus effective until the date which is two years after the date that the registration statement is declared effective by the SEC or such earlier date when all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or have been sold or may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act.

Annex B
Selling Stockholder Questionnaire

To:	Health Benefits Direct Corporation 150 North Radnor-Chester Road Radnor Financial Center, Suit B101 Radnor, Pennsylvania 19087 Attention: Mr. Pete Zografakis
     Pursuant to Section 3 of the Registration Rights Agreement, the undersigned hereby furnishes to the Company the following information for use by the Company in connection with the preparation of the Registration Statement contemplated by the Registration Rights Agreement.
     (1) Name and Contact Information:

Full legal name of record holder:

Address of record holder:

Social Security Number or Taxpayer identification number of record holder:

Identity of beneficial owner (if different than record holder):

Name of contact person:

Telephone number of contact person:

Fax number of contact person:

E-mail address of contact person:

(2)	Beneficial Ownership of Registrable Securities:

(a)	Number of Registrable Securities owned by Selling Stockholder:

(b)	Number of Registrable Securities requested to be registered:

(3)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:
Except as set forth below in this Item (3), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (2)(a).
Type and amount of other securities beneficially owned by the Selling Stockholder:

(4)	Relationships with the Company:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.
State any exceptions here:

(5)	Plan of Distribution:
Except as set forth below, the undersigned intends to distribute pursuant to the Registration Statement the Registrable Securities listed above in Item (2) in accordance with the “Plan of Distribution” section set forth therein:
State any exceptions here:

(6)	Selling Stockholder Affiliations:
(a) Is the Selling Stockholder a registered broker-dealer?

(b) Is the Selling Stockholder an affiliate of a registered broker-dealer(s)? (For purposes of this response, an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.)

(c) If the answer to Item (6)(b) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

(d) If the answer to Item (6)(b) is yes, did the Selling Stockholder acquire the Registrable Securities in the ordinary course of business (if not, please explain)?

(e) If the answer to Item (6)(b) is yes, did the Selling Stockholder, at the time of purchase of the Registrable Securities, have any agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Securities (if yes, please explain)?

(7)	Voting or Investment Control over the Registrable Securities:
If the Selling Stockholder is not a natural person, please identify the natural person or persons who have voting or investment control over the Registrable Securities listed in Item (2) above:

     The undersigned hereby acknowledges that the undersigned shall indemnify the Company and each of its directors and officers against, and hold the Company and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Company or its directors and officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement by the undersigned, including the information furnished in this Questionnaire by the undersigned.

     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement, any amendments thereto and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
     The undersigned has reviewed the answers to the above questions and affirms that the same are true, complete and accurate. THE UNDERSIGNED AGREES TO NOTIFY THE COMPANY IMMEDIATELY OF ANY CHANGES IN THE FOREGOING INFORMATION.

Dated: , 2007	Signature of Record Holder
(Please sign your name in exactly the same manner as the certificate(s) for the shares being registered)

Schedule 7(b)
Shares of Common Stock underlying the securities covered by the following registration rights:
Registration Rights Agreement, dated July 17, 2006, by and between the Company and Dickerson Employee Benefits.
Registration Rights Agreement, dated May 31, 2006, by and between the Company and Realtime Solutions Group, L.L.C.
Registration Rights Agreement, dated July 17, 2006, by and between the Company and Dickerson Employee Benefits.
Registration Rights Agreement, dated July 20, 2006, by and between the Company and Peter J. Gries.
The Placement Agents have piggyback registration rights with respect to the shares of Common Stock underlying their Placement Agent Warrants.